Exhibit 4.2

ETSY, INC.

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of the Effective Date (as defined below), by and among ETSY, INC., a Delaware corporation (the “Company”), and the persons and entities, severally and not jointly, listed on the Schedule of Investors attached hereto as EXHIBIT A (each, an “Investor,” and collectively, the “Investors”).

RECITALS

A. The Investors and the Company are parties to that certain Sixth Amended and Restated Investor Rights Agreement dated as of May 1, 2012 (as amended, the “Prior Agreement”);

B. Section 6(a) of the Prior Agreement provides that the Prior Agreement may be amended, and any provision therein waived, with the consent of the Company and the holders of a majority of the outstanding Registrable Securities (as such term is defined in the Prior Agreement); and

C. The undersigned Investors, as holders of a majority of the outstanding Registrable Securities (as such term is defined in the Prior Agreement), desire, upon the effectiveness of the initial public offering of the Company’s Common Stock (the “IPO”) (such date, the “Effective Date”), to terminate the Prior Agreement and to accept this Agreement in lieu of the Prior Agreement.

AGREEMENT

The Company and the Investors agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean, with respect to any individual or entity, an individual or entity that, directly or indirectly, controls, is controlled by or is under common control with such individual or entity, including, without limitation, any general partner, managing member, manager, member, officer or director of such entity or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, shares the same management or advisory company with, or is otherwise affiliated with such individual or entity.

(b) “Common Stock” shall mean all shares of the Common Stock of the Company.

(c) “Corporate Transaction” shall mean any of the following: (i) a sale of all or substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation in which stockholders of the Company immediately before the merger or consolidation have, immediately after the merger or consolidation, a majority of the voting power of the surviving entity); (iii) a merger in which the Company is the surviving corporation but the shares of the Company’s Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (other than a merger in which stockholders of the Company immediately before the merger have, immediately after the merger, a majority of the voting power of the surviving entity); or (iv) any transaction or series of related transactions in which more than 50% of the Company’s voting power is transferred, other than the sale of stock by the Company in transactions the primary purpose of which is to raise capital for the Company’s operations and activities.

(d) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations thereunder, all as in effect from time to time.

(e) “Holder” shall mean any Investor who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in accordance with this Agreement.

(f) “Immediate Family Member” shall mean a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of the Holder making the transfer.

(g) “Indemnified Party” shall have the meaning set forth in Section 2(f)(3) hereof.

(h) “Indemnifying Party” shall have the meaning set forth in Section 2(f)(3) hereof.

(i) “Initiating Holders” shall mean any Holders who in the aggregate hold not less than thirty percent (30%) of the outstanding Registrable Securities.

(j) “Participating Holders” shall mean any Holders participating in a registration under Sections 2(a), 2(b) or 2(c).

(k) “Registrable Securities” shall mean (i) shares of Common Stock held by the Investors as of the Effective Date, (ii) any Common Stock issued as a dividend or other distribution with respect to the shares referenced in (i) above, (iii) any Common Stock issued or issuable upon exercise of the warrant issued to Silicon Valley Bank and (iv) any Common Stock issued or issuable upon exercise of the warrants issued to Triplepoint Capital LLC; provided, however, that Common Stock of the Company now held or hereafter acquired by Silicon Valley Bank and Triplepoint Capital LLC shall not be deemed to be Registrable Securities for purposes of Sections 2(a), 2(l) and 4(a). Notwithstanding the foregoing, Registrable Securities shall not include any shares of Common Stock which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement.

(l) The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement under the Securities Act, and the ordering of the effectiveness of such registration statement.

(m) “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including without limitation, all registration, qualification, and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of one special counsel for the Holders (not to exceed twenty-five thousand dollars ($25,000)), blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include (i) Selling Expenses, (ii) fees and disbursements of other counsel for the Holders and (iii) the compensation of regular employees of the Company, which shall be paid by the Company.

(n) “Restricted Securities” shall mean any Registrable Securities required to bear the first legend set forth in Section 2(h)(3) hereof.

(o) “Rule 144” shall mean Rule 144 as promulgated by the SEC under the Securities Act, as amended from time to time, or any similar successor rule.

(p) “Rule 145” shall mean Rule 145 as promulgated by the SEC under the Securities Act, as amended from time to time, or any similar successor rule.

(q) “Rule 415” shall mean Rule 415 as promulgated by the SEC under the Securities Act, as amended from time to time, or any similar successor rule.

(r) “SEC” shall mean the Securities and Exchange Commission.

(s) “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor statute, and the rules and regulations thereunder, as in effect from time to time.

(t) “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of one special counsel to the Holders included in Registration Expenses, which shall be borne by the Company).

(u) “Withdrawn Registration” shall mean a forfeited demand registration under Section 2(a) in accordance with the terms and conditions of Section 2(d).

2. Registration Rights.

(a) Requested Registration.

(1) Request for Registration. Subject to the conditions set forth in this Section 2(a), if the Company shall receive from Initiating Holders an executed written request that the Company effect a registration with respect to all or a part of the Registrable Securities (stating the number of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Initiating Holders), the Company will:

(i) promptly give written notice of the proposed registration to all other Holders; and

(ii) as soon as practicable, file and use commercially reasonable efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable state securities laws, and compliance with the Securities Act) and to facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.

(2) Limitations on Requested Registration. The Company shall not be obligated to effect any registration pursuant to this Section 2(a):

(i) Prior to one hundred eighty (180) days following the effective date of the first registration statement filed by the Company covering an underwritten offering of any of its securities to the general public;

(ii) If the Initiating Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration statement, propose to sell Registrable Securities and such other securities (if any) the aggregate anticipated price to the public of which is less than seven million five hundred thousand dollars ($7,500,000);

(iii) If the Initiating Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration statement, propose to sell in the aggregate less than thirty percent (30%) of the outstanding Registrable Securities;

(iv) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(v) After the Company has effected two (2) such registrations pursuant to this Section 2(a), provided that a registration shall be considered “effected” for purposes of this Section 2(a) if, as a result of the cutback provisions set forth in Section 2(a)(4) below, at least 80% of all Registrable Securities included in such registration shall have been actually sold;

(vi) During the period starting with the date ninety (90) days prior to the Company’s good faith estimate of the date of filing of, and ending on the date one hundred eighty (180) days after the effective date of, a Company-initiated registration (other than a registration of securities with respect to an employee benefit plan or an SEC Rule 145 transaction); provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; and provided further, that the Company delivers notice to the Holders of its intent to effect such registration within thirty (30) days after its receipt of the request by the Initiating Holders; or

(vii) If the Initiating Holders propose to dispose of Registrable Securities which may be immediately registered on Form S-3 pursuant to a request made under Section 2(c) hereof.

(3) Deferral. If (i) in the good faith judgment of the Company’s Board of Directors (the “Board”), the filing of a registration statement covering the Registrable Securities would be detrimental to the Company and the Board concludes, as a result, that it is in the best interests of the Company to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be detrimental to the Company for such registration statement to be filed in the near future because such action would (x) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (y) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (z) render the Company unable to comply with requirements under the Securities Act or Exchange Act, and that it is therefore in the best interests of the Company to defer the filing of such registration statement, then (in addition to the limitations set forth in Section 2(a)(2) above), the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders, provided that the Company shall not defer its obligation in this manner more than twice in any twelve (12) month period, and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such one hundred twenty (120) day period other than a registration relating solely to employee benefit plans or a registration relating to a corporate reorganization or other Rule 145 transaction.

(4) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2(a) and the Company shall include such information in the written notice given pursuant to Section 2(a)(1)(i) . In such event, the right of any Holder to include Registrable Securities in a registration pursuant to this Section 2(a) shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities to the extent provided herein. If the Company shall request inclusion in any registration pursuant to this Section 2(a) of securities being sold for its own account, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and such offer shall be conditioned upon the participation of the Company in such underwriting and its acceptance of the applicable provisions of this Section 2. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Company, which underwriters are reasonably acceptable to a majority-in-interest of the Initiating Holders.

Notwithstanding any other provision of this Section 2(a), if the underwriters advise the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of Registrable Securities that may be so included shall be allocated as follows: (i) first, among all Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders; and (ii) second, to the Company, which the Company may allocate, at its discretion, for its own account or for the account of other stockholders or employees of the Company.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. Any Registrable Securities excluded from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2(a)(4), then the Company shall then offer to all Holders who have retained rights to include securities in the registration the right to include additional Registrable Securities in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders requesting additional inclusion, as set forth above.

(b) Company Registration.

(1) Company Registration. If, at any time, the Company shall determine to register any of its securities either for its own account or the account of its security holders, other than (i) a registration pursuant to Sections 2(a) or 2(c), (ii) a registration relating solely to employee benefit plans, (iii) a registration relating to the offer and sale of debt securities, (iv) a registration relating to a corporate reorganization or other Rule 145 transaction, or (v) a registration on any registration form that does not permit secondary sales, the Company will:

(i) promptly give written notice of the proposed registration to all Holders; and

(ii) use commercially reasonable efforts to include in such registration (and any related qualification under state securities laws), except as set forth in Section 2(b)(2) below, and in any underwriting involved therein, all of such Registrable Securities specified in written requests made by any Holders received by the Company within ten (10) days after such written notice from the Company is mailed or delivered. Such written request may specify all or a part of a Holder’s Registrable Securities.

(2) Underwriting. If the registration of which the Company gives notice involves an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2(b)(1)(i). In such event, the right of any Holder to registration pursuant to this Section 2(b) shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and any other holders of securities of the Company with registration rights participating in such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

Notwithstanding any other provision of this Section 2(b), if the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) limit the number of Registrable Securities to be included in the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated as follows: (i) first, to the Company, for securities being sold for its own account, (ii) second, to the Holders requesting to include Registrable Securities, based on the pro rata percentage of Registrable Securities held by such Holders, and (iii) third, to any other security holders on a pro rata basis, based on the number of shares held (assuming exercise of rights to acquire capital stock). For purposes of the preceding sentence, for any selling individual or entity, the Affiliates of any such individual or entity shall be deemed to be a single Holder and any pro rata reduction with respect to such Holder shall be based upon the aggregate amount of Registrable Securities owned by such Holder and all of its Affiliates. Notwithstanding the foregoing, no such reduction shall reduce the value of the Registrable Securities of the Holders included in such registration below twenty-five percent (25%) of the total value of securities included in such registration.

If a person who has requested inclusion in a registration as provided above does not agree to the terms of an underwriting, the Registrable Securities or other securities held by such person shall also be excluded from the registration and underwriting by written notice from the Company or the underwriter. If shares are so withdrawn from the registration and if the number of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors pursuant to Section 2(b)(2), the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion, in the manner set forth above.

(3) Right to Terminate Registration. The Company shall have the right to terminate any registration initiated by it under this Section 2(b) prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

(c) Registration on Form S-3.

(1) Request for Form S-3 Registration. The Company shall use commercially reasonable efforts to qualify for registration on Form S-3 or any comparable or successor form. After the Company has qualified for the use of Form S-3, in addition to the other rights contained in this Section 2, if the Company shall receive from Initiating Holders a written request that the Company effect a registration on Form S-3 or any comparable successor form with respect to all or part of the Registrable Securities (stating the number of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Initiating Holders), the Company will take all such action with respect to such Registrable Securities as required by Sections 2(a)(1)(i) and (ii).

(2) Limitations on Form S-3 Registration. The Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2(c):

(i) If, in a given twelve (12) month period, the Company has effected two (2) such registrations pursuant to this Section 2(c);

(ii) If the Initiating Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell securities at an aggregate price to the public of less than three million dollars ($3,000,000); or

(iii) In the circumstances described in either Sections 2(a)(2)(i), 2(a)(2)(iv), or 2(a)(2)(vi).

(3) Deferral. The provisions of Section 2(a)(3) shall apply to any registration pursuant to this Section 2(c).

(4) Underwriting. If Holders requesting registration under this Section 2(c) intend to distribute Registrable Securities through an underwriting, the provisions of Section 2(a)(4) shall apply to such registration. Registrations effected pursuant to this Section 2(c) shall not be counted as requests for registration effected pursuant to Section 2(a).

(d) Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Sections 2(a), 2(b) and 2(c) shall be borne by the Company; provided that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Sections 2(a) and 2(c) if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered or because a sufficient number of Holders shall have withdrawn so that the minimum offering conditions set forth in Sections 2(a) and 2(c) are no longer satisfied (in which case all Participating Holders shall bear such expenses pro rata based on the number of Registrable Securities requested to be so registered), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to a demand registration pursuant to Section 2(a); provided, however, that if a withdrawal by the Holders is based upon (x) material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Holders requesting registration at the time of their request for registration under Section 2(a) or (y) a deferral by the Company pursuant to Section 2(a)(3), such registration shall not be treated as a counted registration for purposes of Section 2(a) hereof, even though the Holders do not bear the Registration Expenses for such registration. All Selling Expenses relating to securities registered on behalf of Holders shall be borne by the holders of securities included in such registration pro rata on the basis of the number of Registrable Securities so registered.

(e) Registration Procedures. In the case of any registration effected by the Company pursuant to Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration and each Participating Holder as to the completion thereof. At its expense, the Company will use commercially reasonable efforts to:

(1) Keep such registration effective for a period ending on the earlier of the date which is ninety (90) days from the effective date of the registration statement or such time as the Participating Holders have completed the distribution described in the registration statement relating thereto;

(2) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (e)(1) above;

(3) Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any supplement to the prospectus, as a Participating Holder from time to time may reasonably request;

(4) Register and qualify the securities covered by such registration statement under such other securities laws of such jurisdictions as shall be reasonably requested by the Participating Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(5) Notify each Participating Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and following such notification promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(6) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(7) Cause the Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

(8) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2(a) hereof, enter into an underwriting agreement in reasonable and customary form, provided that each Participating Holder shall also enter into and perform its obligations under such agreement.

(f) Indemnification.

(1) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its officers, directors and partners, legal counsel, and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification, or compliance, and the Company will reimburse each such Holder, each of its officers, directors, partners, legal counsel, and accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder, any of such Holder’s officers, directors, partners, legal counsel or accountants, any person controlling such Holder, such underwriter or any person who controls any such underwriter and stated to be specifically for use therein; and provided, further that, the indemnity agreement contained in this Section 2(f)(1) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(2) To the extent permitted by law, each Holder will, severally and not jointly, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of the Company’s securities covered by a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, and each of their officers, directors, and partners, and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any such registration statement, prospectus, offering circular, or other document, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, legal counsel, and accountants, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 2(f) exceed the net proceeds from the offering received by such Holder.

(3) Each party entitled to indemnification under this Section 2(f) (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2(f), to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(4) If the indemnification provided for in this Section 2(f) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(5) Notwithstanding the foregoing, to the extent that the indemnification and contribution provisions contained in the underwriting agreement entered into in connection with the underwritten public offering conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(g) Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing.

(h) Restrictions on Transfer.

(1) The holder of each certificate representing Registrable Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2(h). Each Holder agrees not to make any sale, transfer, pledge or other disposition of all or any portion of the Restricted Securities, or any beneficial interest therein, unless and until:

(i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) Such Holder shall have given prior written notice to the Company of such Holder’s intention to make such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, and, if requested by the Company, such Holder shall have furnished the Company, at its expense, with (i) an opinion of counsel, reasonably satisfactory to the Company, to the effect that such disposition will not require registration of such Restricted Securities under the Securities Act, or (ii) a “no action” letter from the SEC to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto, whereupon such Holder shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company.

(2) The conditions to transferability set forth in Clause 1 above shall not apply to (i) a transfer not involving a change in beneficial ownership, (ii) a transfer of Restricted Securities by any Holder to an Affiliate of such Holder, or (iii) a transfer in compliance with Rule 144, as long as the Company is furnished with satisfactory evidence of compliance with such rule; provided, in each case, that the transferee assumes in writing all of the obligations of such Holder under this Agreement.

(3) Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be imprinted with legends substantially similar to the following:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD, AS SET FORTH IN A REGISTRATION RIGHTS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY.”

The legend referring to federal and state securities laws identified in Section 2(h)(3) hereof shall be removed if (i) such securities are registered under the Securities Act, (ii) such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that the proposed transfer of such securities may be made without registration under the Securities Act, or (iii) such holder provides the Company with reasonable assurances that such securities can be sold pursuant to Rule 144.

(i) Rule 144 Reporting. The Company agrees to use commercially reasonable efforts to:

(1) Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(2) Timely file with the SEC all reports and documents required of the Company under the Securities Act and the Exchange Act; and

(3) So long as a Holder owns any Restricted Securities, furnish to the Holder promptly upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

(j) Market Stand-Off Agreement. Each Holder hereby agrees not to sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any securities of the Company held by such Holder (other than those included in the registration) during the one hundred eighty (180) day period following the Effective Date, provided, however, that such period may be extended by such number of days, not to exceed thirty-five (35) additional days, as may be required to allow the Company’s underwriters to comply with FINRA Conduct Rule 2711 (or any similar rule). The obligations described in this Section 2(j) shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restriction until the end of the applicable market standoff period. Each Holder agrees to execute a market standoff agreement with such underwriters in customary form consistent with the provisions of this Section 2(j).

(k) Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

(l) Assignment of Registration Rights. The registration rights under this Section 2 may be assigned by a Holder only (1) to any other Holder, (2) to an assignee of not less than (i) one million (1,000,000) shares of Registrable Securities (as adjusted for stock splits, stock dividends, reverse stock splits, and the like) or (ii) all Registrable Securities held by such Holder, (3) to an Affiliate of a Holder, or (4) either during such Holder’s lifetime or on death by will or intestacy, to an Immediate Family Member of such Holder, or to any custodian or trustee for the account of such Holder or an Immediate Family Member of such Holder, provided that (x) such assignment is effected in accordance with the terms of Section 2(h) hereof and applicable securities laws, (y) the Company is given written notice prior to the assignment, stating the name and address of the assignee and identifying the securities with respect to which such registration rights are intended to be assigned, and (z) the assignee of such rights assumes in writing all of the obligations of such Holder under this Agreement.

(m) Limitations on Subsequent Registration Rights. After the date of this Agreement, the Company shall not, without the prior written consent of a majority in interest of the Holders, enter into any agreement with any person giving such person any registration rights the terms of which are on parity with or senior to the registration rights granted to the Holders hereunder.

(n) Termination of Registration Rights. The right of any Holder to request registration pursuant to Sections 2(a), 2(b) or 2(c) hereof shall terminate on the earlier of (i) such date on which all Registrable Securities held by such Holder (together with any person with whom such Holder is required to aggregate sales under Rule 144) may immediately be sold under Rule 144 during any ninety (90) day period or under an effective registration statement, and (ii) five (5) years after the Effective Date.

3. Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge or use for any purpose (other than in connection with its rights under this Agreement) any confidential information obtained from the Company pursuant to the terms of this Agreement (including any notice of the Company’s intention to file a registration statement), unless such confidential information (i) is known or becomes known to the public in general (other than as a result of a breach of this Section 3 by such Investor), (ii) is or has been independently developed or conceived by such Investor without use of the Company’s confidential information or (iii) is or has been made known or disclosed to such Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information on a confidential basis (a) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (b) to any prospective purchaser of any Registrable Securities from such Investor as long as such prospective investor agrees to be bound by the provisions of this Section 3, (c) on a confidential basis, to any Affiliate, partner, member, stockholder or wholly owned subsidiary of such Investor in the ordinary course of business, or (d) as may otherwise be required by law, provided that such Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

4. Miscellaneous.

(a) Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Holders holding a majority of the Registrable Securities; provided however, that any party (or group of parties) entitled to a right or owed an obligation under this Agreement may (without the consent of any other party) waive, in writing, any such right or obligation owed to it hereunder by any other party or the Company. Notwithstanding the prior sentence, a waiver or consent to depart from the provisions of this Agreement in connection with a specific registration and relating exclusively to the rights of Participating Holders in such registration may be given by a majority in interest of those Participating Holders. Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each Holder and each future holder of all such securities of Holder. Each Holder acknowledges that by the operation of this paragraph, except as limited above, the holders of a majority of the Registrable Securities will have the right and power to diminish or eliminate all rights of such Holder under this Agreement.

(b) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during the normal business hours of the recipient, or if not, then on the next business day, (iii) five (5) calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, provided that for international parties, other than pursuant to (i) and (ii) of this Section 4(b), when sent with a internationally recognized courier, three (3) business days after deposit. All notices shall be sent to the party to be notified at such party’s address set forth on a signature page hereof or an exhibit hereto, or at such other address as such party may designate by ten (10) calendar days advance written notice.

(c) Successors and Assigns. The rights of the Holders hereunder are assignable, without the Company’s prior written consent, to any other Holder who acquires any of such assigning Holder’s Registrable Securities, subject to Section 2(l). Except as otherwise provided herein, this Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred or delegated by any Investor or Holder without the prior written consent of the Company. Any attempt by an Investor or Holder without such permission to assign, transfer or delegate any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

(d) Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

(e) Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of law or choice of law provisions. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company’s principal place of business.

(f) Independent Counsel. Each Investor acknowledges that this Agreement has been prepared on behalf of the Company by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, as outside general counsel to the Company, and that such firm does not represent, and is not acting on behalf of, such Investor. Each Investor further acknowledges that such Investor has been provided with a reasonable opportunity to consult with such Investor’s own counsel with respect to this Agreement.

(g) Further Assurances. Each party hereto agrees to execute and deliver all such additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

(h) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements, promises and understandings, whether written or oral, relating to the subject matter hereof. Upon and subject to the effectiveness of this Agreement, the Prior Agreement is hereby amended and restated in its entirety and shall be of no further force or effect.

(i) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(j) Aggregation of Stock. For the purposes of determining the availability of any rights under this Agreement, the holdings of any individual or entity who is an Affiliate of such individual or entity shall be aggregated together with the holdings of such individual or entity.

(k) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Facsimile signatures hereto shall be valid.

(l) Termination of Agreement. Notwithstanding anything to the contrary herein, this Agreement shall terminate upon the closing of a Corporate Transaction; provided, however, that the provisions of Section 3 shall survive the termination of this Agreement.

The parties hereto have executed this REGISTRATION RIGHTS AGREEMENT as of the date first written above.

COMPANY:

ETSY, INC.

By:	/s/ Chad Dickerson
Chad Dickerson
Chief Executive Officer

Address:	55 Washington Street, Suite 512
Brooklyn, NY 11201
Fax:	(718) 855-7956

SIGNATURE PAGE TO ETSY, INC. REGISTRATION RIGHTS AGREEMENT

The parties hereto have executed this REGISTRATION RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

ACCEL X L.P.

By:	Accel X Associates L.L.C.

Its:	General Partner

	By:	/s/ Richard Zamboldi

	Name:	Richard Zamboldi

	Its:	Attorney in Fact

Address:	Accel Partners
428 University Avenue
Palo Alto, CA 94301
	Attn:	James W. Breyer
Richard Zamboldi
Fax:	(650) 614-4880

ACCEL X STRATEGIC PARTNERS L.P.

By:	Accel X Associates L.L.C.

Its:	General Partner

	By:	/s/ Richard Zamboldi

	Name:	Richard Zamboldi

	Its:	Director

Address:	Accel Partners
428 University Avenue
Palo Alto, CA 94301
	Attn:	James W. Breyer
Richard Zamboldi
Fax:	(650) 614-4880

SIGNATURE PAGE TO ETSY, INC. REGISTRATION RIGHTS AGREEMENT

The parties hereto have executed this REGISTRATION RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

ACCEL INVESTORS 2008 L.L.C.

By:		/s/ Richard Zamboldi

Name:		Richard Zamboldi

Its:		Attorney in Fact

Address:		Accel Partners
428 University Avenue
Palo Alto, CA 94301
	Attn:	James W. Breyer
Richard Zamboldi
Fax:		(650) 614-4880

ACCEL LONDON II L.P.

By:		Accel London Management Limited
Its Manager

By:		/s/ Barry McClay

Name:		Barry McClay

Its:		Attorney in Fact

Address:		Accel Partners
428 University Avenue
Palo Alto, CA 94301
	Attn:	James W. Breyer
Richard Zamboldi
Fax:		(650) 614-4880

SIGNATURE PAGE TO ETSY, INC. REGISTRATION RIGHTS AGREEMENT

The parties hereto have executed this REGISTRATION RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

ACCEL LONDON INVESTORS 2008 L.P.

By:		Accel London Management Limited
Its Manager

By:		/s/ Barry McClay

Name:		Barry McClay

Its:		Director

Address:		Accel Partners
428 University Avenue
Palo Alto, CA 94301
	Attn:	James W. Breyer
Richard Zamboldi
Fax:		(650) 614-4880

BREYER CAPITAL L.L.C.

By:		/s/ James W. Breyer

Name:		James W. Breyer

Its:		Managing Member

Address:		Accel Partners
428 University Avenue
Palo Alto, CA 94301
	Attn:	James W. Breyer
Richard Zamboldi
Fax:		(650) 614-4880

SIGNATURE PAGE TO ETSY, INC. REGISTRATION RIGHTS AGREEMENT

The parties hereto have executed this REGISTRATION RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

ACCEL GROWTH FUND II L.P.

By:		Accel Growth Fund II Associates L.L.C.
Its General Partner

By:		/s/ Richard Zamboldi

Name:		Richard Zamboldi

Its:		Attorney in Fact

ACCEL GROWTH FUND II STRATEGIC PARTNERS L.P.

By: Accel Growth Fund II Associates L.L.C.
Its General Partner

By:		/s/ Richard Zamboldi

Name:		Richard Zamboldi

Its:		Attorney in Fact

ACCEL GROWTH FUND INVESTORS 2012 L.L.C.

By:		/s/ Richard Zamboldi

Name:		Richard Zamboldi

Its:		Attorney in Fact

Address:		Accel Partners
428 University Avenue
Palo Alto, CA 94301
	Attn:	James W. Breyer
Richard Zamboldi
Fax:		(650) 614-4880

SIGNATURE PAGE TO ETSY, INC. REGISTRATION RIGHTS AGREEMENT

The parties hereto have executed this REGISTRATION RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

JAMES W. BREYER, TRUSTEE OF THE JAMES W. BREYER 2005 TRUST, DATED MARCH 25, 2005

By:	/s/ James W. Breyer

Name:	James W. Breyer

Its:	Trustee

JAMES W. BREYER, TRUSTEE OF THE JAMES W. BREYER 2011 ANNUITY TRUST 3, DATED MARCH 10, 2011

By:	/s/ James W. Breyer

Name:	James W. Breyer

Its:	Trustee

Address:	James W. Breyer
Accel Partners
428 University Avenue
Palo Alto, CA 94301
Fax:	(650) 614-4880

SIGNATURE PAGE TO ETSY, INC. REGISTRATION RIGHTS AGREEMENT

The parties hereto have executed this REGISTRATION RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

UNION SQUARE VENTURES 2004, L.P., a Delaware limited partnership

By:	Union Square GP 2004, L.L.C.,
a Delaware limited liability company

Its:	General Partner

	By:	/s/ Fred Wilson

	Name:	Fred Wilson

	Its:	Managing Member

UNION SQUARE PRINCIPALS 2004, L.L.C.

By:	/s/ Fred Wilson

Name:	Fred Wilson

Its:	Managing Member

UNION SQUARE VENTURES OPPORTUNITY FUND, L.P., a Delaware limited partnership

By:	Union Square Opportunity GP, L.L.C.,
its general partner and a Delaware limited liability company

By:	/s/ Fred Wilson

Name:	Fred Wilson

Its:	Managing Member

Address:	915 Broadway, 19th Floor
New York, New York 10010
Fax:	(212) 994-7399

SIGNATURE PAGE TO ETSY, INC. REGISTRATION RIGHTS AGREEMENT

The parties hereto have executed this REGISTRATION RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

BURDA DIGITAL VENTURES GMBH

By:	/s/ Christoph Braun

Name:	Christoph Braun

Its:	Managing Director

BDV BETEILIGUNGEN GMBH & CO. KG

By:	/s/ Christoph Braun

Name:	Christoph Braun

Its:	Managing Director

ACTON GMBH & CO. HEUREKA KG

By:	/s/ Christoph Braun

Name:	Christoph Braun

Its:	Authorized Signatory

By:	/s/ Jan-Gisbert Schultze

Name:	Jan-Gisbert Schultze

Its:	Authorized Signatory

SIGNATURE PAGE TO ETSY, INC. REGISTRATION RIGHTS AGREEMENT

The parties hereto have executed this REGISTRATION RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

INDEX VENTURES GROWTH I (JERSEY), L.P.

By:	its Managing General Partner:

Index Venture Growth Associates I Limited

By:	/s/ Sinead Meehan
Name:	Sinead Meehan
Its:	Director

Address:	Index Venture Growth Associates I Limited
No. 1 Seaton Place
St. Helier
Jersey JE4 8YJ
Channel Islands
	Attn:	Danielle Cox
	Fax:	+ 44 (0) 1534 605605

SIGNATURE PAGE TO ETSY, INC. REGISTRATION RIGHTS AGREEMENT

The parties hereto have executed this REGISTRATION RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

INDEX VENTURES GROWTH I PARALLEL ENTREPRENEUR FUND (JERSEY), L.P.

By:	its Managing General Partner:

Index Venture Growth Associates I Limited

By:	/s/ Sinead Meehan
Name:	Sinead Meehan
Its:	Director

Address:	Index Venture Growth Associates I Limited
No. 1 Seaton Place
St. Helier
Jersey JE4 8YJ
Channel Islands
Attn: Danielle Cox
Fax: + 44 (0) 1534 605605

SIGNATURE PAGE TO ETSY, INC. REGISTRATION RIGHTS AGREEMENT

The parties hereto have executed this REGISTRATION RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

YUCCA (JERSEY) SLP

By:	Elian Employee Benefit Services Limited as Authorised Signatory of Yucca (Jersey) SLP in its capacity as administrator of the Index Co-Investment Scheme

By:	/s/ Sherin Sugeeswaran /s/ Giles Johnstone-Scott
Name:	Sherin Sugeeswaran Giles Johnstone-Scott
Authorized Signatory – Elian Employee Benefit Services Limited

Address:	Elian Employee Benefit Services Limited
44 Esplanade
St. Helier
Jersey JE4 9WG
Channel Islands
Attn: Hollie Benec’h
Fax: +44 (0) 1534 504444

With copies to:

Address:	Index Venture Management S.A.
2 rue de Jargonnant
1207 Geneva
Switzerland
Attn: Andre Dubois
Fax: +41 22 737 0099

SIGNATURE PAGE TO ETSY, INC. REGISTRATION RIGHTS AGREEMENT

The parties hereto have executed this REGISTRATION RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

TIGER GLOBAL PRIVATE INVESTMENT PARTNERS VII, L.P.

By:	Tiger Global PIP Performance VII, L.P.
Its General Partner

By:	Tiger Global PIP Management VII, Ltd.
Its General Partner

By:	/s/ Steven D. Boyd
Name:	Steven D. Boyd
Its:	General Counsel

TIGER GLOBAL PRIVATE INVESTMENT PARTNERS VIII, L.P.

By:	Tiger Global PIP Performance VIII, L.P.
Its General Partner

By:	Tiger Global PIP Management VIII, Ltd.
Its General Partner

By:	/s/ Steven D. Boyd
Name:	Steven D. Boyd
Its:	General Counsel

LEE FIXEL

/s/ Lee Fixel

EVAN FEINBERG

/s/ Evan Feinberg

SIGNATURE PAGE TO ETSY, INC. REGISTRATION RIGHTS AGREEMENT

Exhibit A

SCHEDULE OF INVESTORS

Accel Growth Fund II L.P.

Accel Growth Fund II Strategic Partners L.P.

Accel Growth Fund Investors 2012 L.L.C.

Accel X L.P.

Accel X Strategic Partners L.P.

Accel Investors 2008 L.L.C.

Accel London II L.P.

Accel London Investors 2008 L.P.

Acton GmbH & Co. Heureka KG

Albert Wenger

BDV Beteiligungen GmbH & Co. KG

Breyer Capital L.L.C.

Burda Digital Ventures GmbH

Caterina Fake

Dragoneer Global Fund, LP

Eckford Capital, LLC

Evan Feinberg

G&H Partners

Glynn Partners II, L.P.

Glynn Partners III, L.P.

GST Trust U/W/O Lynn Boillot FBO E. Boillot

Howard Rice Investment Fund 07

Index Ventures Growth I (Jersey), L.P.

Index Ventures Growth I Parallel Entrepreneur Fund (Jersey), L.P.

James W. Breyer, Trustee of The James W. Breyer 2005 Trust, dated March 25, 2005

James W. Breyer, Trustee of The James W. Breyer 2011 Annuity Trust 3, dated March 10, 2011

Jaspa Investment Co.

John Buttrick

Joshua Schachter

Larry Davis

Lee Fixel

Manatt Venture Fund I, LLC

Payman Pouladdej

Sepandar Kamvar

Silicon Valley Bank

Spencer Ain

Stewart Butterfield

Tiger Global Private Investment Partners VII, L.P.

Tiger Global Private Investment Partners VIII, L.P.

TriplePoint Capital LLC

TriplePoint Ventures, LLC

Union Square Ventures 2004, L.P.

Union Square Principals 2004, L.L.C.

Union Square Ventures Opportunity Fund, L.P.

Waterside School, Inc.

Yucca (Jersey) SLP